UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A, Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

January 22, 2025

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Battaglia Becomes CEO and Joins Blink Board

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on August 30, 2024, Michael Battaglia, our current Chief Operating Officer, will assume the duties and positions of the President and Chief Executive Officer of the Company effective February 1, 2025. On January 22, 2025, the Board of Directors of the Company elected Mr. Battaglia to become a member of the Board of Directors effective February 1, 2025. Mr. Battaglia’s election increases the size of our Board to eight members.

Mr. Battaglia has served as the Company’s Chief Operating Officer since September 2023. Mr. Battaglia joined the Company in July 2020 as the Vice President of Sales. In January 2021, Mr. Battaglia was promoted to Senior Vice President of Sales and Business Development, and, in December 2022, he was promoted to Chief Revenue Officer. Prior to joining the Company, Mr. Battaglia served in various management positions for J.D. Power & Associates from March 2006 to July 2020, assisting dealerships and automotive OEMs improve operations by utilizing data-driven insights and conducting comprehensive analyses. Mr. Battaglia is an automotive and EV charging veteran with more than 25 years of experience in the industry and has expertise in building high performing sales and operations teams. Throughout his time with the Company, Mr. Battaglia has worked closely with the operations teams to streamline systems and processes related to order processing and fulfillment, customer support structures, and new product procurement, which has led to increases in the Company’s operational efficiency. Mr. Battaglia led the effort to implement Salesforce CRM, tying together field service and accounting functions globally for the Company. Additionally, Mr. Battaglia has led the Company’s sales and business development efforts for over three years, resulting in record-high sales and revenue each of the last three years. Mr. Battaglia received a B.S. degree in finance from the Carroll School of Management at Boston College.

During the last two years, other than customary arrangements in connection with serving as the Company’s Chief Operating Officer, there have been no transactions or proposed transactions by the Company in which Mr. Battaglia has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Battaglia and any of the Company’s executive officers or directors.

Michael Battaglia Enters into CEO Employment Agreement

On January 23, 2025, the Company and Mr. Battaglia entered into a Chief Executive Officer Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Battaglia will serve as the Company’s President and Chief Executive Officer for a two-year term commencing on February 1, 2025. The employment term is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the Employment Agreement. Mr. Battaglia will receive an annual base salary of $575,000 and will be eligible for annual grants under the Company’s Executives’ Short-Term Incentive bonus plan (“STI Plan”), with an annual target amount of 60% of his base salary, and under the Company’s Executives’ Long-Term Incentive bonus plan (“LTI Plan”), with an annual target amount of 100% of his base salary, as described below. Within 30 days following the effective date of the Employment Agreement, he will also receive a one-time equity signing bonus of $150,000 worth of restricted common stock that vests annually in equal one-third installments beginning on the first anniversary of the grant date.

Mr. Battaglia’s STI bonus is a performance-based cash award, subject to the determination of performance results in accordance with the terms of the STI Plan. Specific performance targets and potential awards will be determined by the Board’s Compensation Committee in accordance with the STI Plan and will reflect distinct key performance indicator (KPI) goals tailored specifically for each component, developed collaboratively by the Board, the Compensation Committee and the Company’s executive team.

Mr. Battaglia’s LTI bonus is comprised of two components governed by the LTI Plan. The LTI Plan provides that 50% of the bonus is designated as performance-based stock awards in the form of restricted stock units (RSUs) that vest in four equal installments upon the achievement of specific stock price performance targets, and 50% of the bonus as time-based stock awards in the form of RSUs that vest annually in equal one-third increments on each anniversary of the grant date.

The above bonuses and equity grants are subject to the Company’s “clawback” policies.

If Mr. Battaglia’s employment is terminated by the Company without Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to the Company) or by him for Good Reason (which includes a material adverse change in the Executive’s authority, duties or responsibilities), he is entitled to receive severance equal to 12 months of base salary plus his target STI and LTI bonuses for the year of termination in return for his signing of a general release in favor of the Company. If such termination occurs within six months before or after a “change of control,” the severance payments above will be doubled and all unvested RSUs will vest. RSUs with performance components will vest and be prorated according to the performance achieved as of the change of control.

Under the Employment Agreement, Mr. Battaglia is prohibited from disclosure of confidential information, which includes all information not generally known to the public regarding the Company and its affiliates, subsidiaries or its businesses. Mr. Battaglia further agreed that during his employment with the Company and for 12 months thereafter he will not solicit or attempt to solicit any Company clients, customers or vendors for the purpose of providing services or products that compete with those offered by the Company for the same 12 month period and, for the same period, he will not solicit, hire, recruit or attempt to hire or recruit, or induce the termination of employment of any employee of the Company.

The foregoing summary description of the Employment Agreement is qualified by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Chief Executive Officer Employment Agreement, dated January 23, 2025, between Michael Battaglia and Blink Charging Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: January 28, 2025	By:	/s/ Brendan S. Jones
	Name:	Brendan S. Jones
	Title:	Chief Executive Officer